Exhibit 99.1

Cadrenal Therapeutics Raises $5.1 Million via At-The-Market Facility

PONTE VEDRA, Fla., October 24, 2024 -- Cadrenal Therapeutics, Inc., (Nasdaq: CVKD) (the “Company” or “Cadrenal”), a late-stage biopharmaceutical company developing tecarfarin, a new vitamin K antagonist (VKA) designed to offer safer, superior chronic anticoagulation for patients with implanted cardiac devices or rare cardiovascular conditions, today announced that is has raised gross proceeds of approximately $5.1 million through its at-the-market (ATM) facility, selling an aggregate of 391,243 shares of common stock at a weighted average price of $13.15 per share.

Following the completion of the sales under the ATM facility, as of October 23, 2024, Cadrenal has 1,496,771 shares of common stock outstanding and a cash balance of approximately $7.4 million.

“We are pleased to strengthen our balance sheet by efficiently using the ATM facility. The net proceeds provide us with added working capital as we continue developing tecarfarin, prepare for our pivotal Phase 3 trial, and progress our partnering activities,” commented Quang X. Pham, Chief Executive Officer of Cadrenal.

The shares in the ATM facility were sold pursuant to a shelf registration statement declared effective by the U.S. Securities and Exchange Commission (SEC) on March 20, 2024.

H.C. Wainwright & Co. acted as the exclusive sales agent for the ATM facility.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

ABOUT CADRENAL THERAPEUTICS, INC.

Cadrenal Therapeutics is a late-stage biopharmaceutical company developing tecarfarin, a new vitamin K antagonist (VKA) designed to offer safer, superior chronic anticoagulation for patients with implanted cardiac devices or rare cardiovascular conditions. Tecarfarin is anticipated to result in fewer adverse events such as strokes, heart attacks, bleeds and deaths than warfarin, the most commonly used anticoagulant for these patients despite its prevalent side effects, drug-to-drug interactions and frequent dosing changes. Tecarfarin received an orphan drug designation for advanced heart failure patients with implanted left ventricular assist devices (LVADs) as well as both orphan drug and fast-track status for end-stage kidney disease patients with atrial fibrillation. Cadrenal is planning pivotal clinical trials and pursuing clinical and commercial partnerships. The Company’s plans also include studying tecarfarin in patients with mechanical heart valves experiencing anticoagulation difficulties. For more information, please visit: www.cadrenal.com.

SAFE HARBOR STATEMENT

Any statements contained in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include statements regarding continuing developing tecarfarin, preparing for the Company’s pivotal trial and progress partnering activities, the Company’s pursuit of clinical and commercial partnerships and the Company’s study of tecarfarin in patients with mechanical heart valves experiencing anticoagulation difficulties. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the Company’s ability to continue developing tecarfarin, preparing for the Company’s pivotal trial, the Company’s pursuit of clinical and commercial partnerships and the Company’s study of tecarfarin in patients with mechanical heart valves experiencing anticoagulation difficulties, and the other risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

For more information, please contact:

Cadrenal Therapeutics:
Matthew Szot, CFO
858-337-0766
press@cadrenal.com

Investors:
Lytham Partners, LLC
Robert Blum, Managing Partner
602-889-9700
CVKD@lythampartners.com